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Exhibit 5.2
May 8, 2026
The Carlyle Group Inc.
1001 Pennsylvania Avenue, NW
Washington, D.C. 20004

Re:	The Carlyle Group Inc. (the “Company”)
Ladies and Gentlemen:
We have acted as Special Québec counsel to Carlyle Holdings III L.P. (“Carlyle Holdings III”
and also referred to herein as the “Québec Guarantor”), in connection with the Registration
Statement, on Form S-3 (the “Registration Statement”), including the prospectus contained therein (the “Prospectus”), filed by the Company, certain other Company subsidiaries and the
Québec Guarantor with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) for the purpose of registering with the Commission under the Securities Act, the offering of certain securities of the Company, such other Company subsidiaries and the Québec Guarantor, including (i) debt securities, which may be either senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt
Securities”), (collectively the “Debt Securities”) of the Company and/or other Company subsidiaries to include the Québec Guarantor and (ii) guarantees of the Company and/or other
Company subsidiaries to include the Québec Guarantor to be issued in connection with the Debt
Securities (the “Guarantees”).
The Debt Securities and the Guarantees may be issued and sold or delivered from time to time for an indeterminate aggregate amount as set forth in the Registration Statement, any amendment thereto, the Prospectus and supplements to the Prospectus pursuant to Rule 415 under the Securities Act.
The Senior Debt Securities and the Guarantees thereof will be issued under supplemental indentures to the Indenture (the “Senior Indenture”), dated as of September 19, 2025, among the Company, the Québec Guarantor, certain other Company subsidiaries , and The Bank of
New York Mellon Trust Company, N.A.(the “Senior Trustee”). The Subordinated Debt Securities
and the Guarantees thereof will be issued under supplemental indentures to an indenture (the
“Subordinated Indenture”) between the Company, the other parties thereto, which may include the Québec Guarantor, and a trustee named therein, (the “Subordinated Trustee”). The Senior
Indenture and the Subordinated Indenture, as amended and supplemented by the supplemental indentures, are referred to collectively as the “Indentures”.

EXAMINATION OF DOCUMENTS
In rendering the opinions set forth in this letter, we have examined:
(i)the Registration Statement;
(ii)the Senior Indenture, which provides, inter alia for the guarantees by the Québec
Guarantor of the Senior Debt Securities; and
(iii)the limited partnership agreement, as amended and restated, of the Québec Guarantor
(the “Partnership Agreement”), among the general partners and the limited partners party thereto.
For the purposes of the opinions expressed below, we have considered such questions of law as we have deemed necessary and have made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and such other certificates, documents and records as we have considered necessary or relevant and have relied, without independent verification or investigation, on all statements as to matters of fact contained in such documents, including Certificates of Attestation issued by the Registraire des entreprises du Québec for the Québec Guarantor dated May 7, 2026.
Unless otherwise defined herein, capitalized terms have the meaning given to them in the
Indenture.
ASSUMPTIONS AND RELIANCE
For the purposes of the opinions expressed below, we have assumed, without independent investigation or inquiry, that:
(a)with respect to all documents examined by us, the signatures are genuine, the individuals signing such documents had legal capacity at the time of signing, all documents submitted to us as originals are authentic, and certified, conformed or photocopied copies, or copies transmitted electronically or by facsimile, conform to the authentic original documents;
(b)the indices and records in all filing systems maintained in all public offices where we have searched or inquired or have caused searches or inquiries to be conducted are accurate and current, and all certificates and information issued or provided pursuant thereto are and remain accurate and complete;
(c)the facts stated in the Certificates of Attestation are accurate as of the date given and continue to be true as of the date hereof; and
(d)at the time of execution, delivery and performance of any of the Debt Securities and
Guarantees, the applicable Indenture will be the valid and legally binding obligation of each party thereto other than the Québec Guarantor.

LAWS ADDRESSED
The opinions expressed in this letter are limited exclusively to the laws of the Province of
Québec and the federal laws of Canada applicable therein.
OPINIONS
We are of the opinion, based upon the foregoing and subject to the qualifications stated in this letter, that:
Corporate Opinions
1.The Québec Guarantor has been duly formed and organized, will be validly existing as a limited partnership under the laws of Québec, duly registered under An Act respecting the legal publicity of enterprises (Québec) (the “Publicity Act”), will not be in default of its obligations to file annual declarations pursuant to the Publicity Act and will not be in noncompliance with any request made under Section 73 of the Publicity Act.
2.The Québec Guarantor has the partnership power and authority to own or lease its property and will have taken all necessary corporate action to authorize the execution, delivery and performance by the Québec Guarantor of its obligation under the Indenture and the Guarantees.
3.Assuming (a) the taking of all necessary corporate action to authorize the execution, delivery and performance by the Québec Guarantor of the applicable Indenture, the
Guarantees and the Debt Securities offering, (b) the due execution and delivery of the applicable Indenture by each of the Guarantors party thereto and the applicable issuer of the Debt Securities, (c) the due execution, authentication, issuance and delivery of the
Debt Securities underlying the Guarantees, upon payment therefor in accordance with the applicable underwriting or similar agreement duly authorized by the applicable
Guarantor and otherwise in accordance with the provisions of such agreement and the applicable Indenture and (d) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Québec Guarantor enforceable against the Québec Guarantor in accordance with their terms.
4.Assuming (a) the taking of all necessary corporate action to authorize the execution, delivery and performance by the Québec Guarantor of the applicable Indenture, the
Guarantees and the Debt Securities offering, (b) the due execution and delivery of the applicable Indenture by each of the Guarantors party thereto and the applicable issuer of the Debt Securities, (c) the due execution, authentication, issuance and delivery of the
Debt Securities underlying the Guarantees, upon payment therefor in accordance with the applicable underwriting or similar agreement duly authorized by the applicable
Guarantor and otherwise in accordance with the provisions of such agreement and the applicable Indenture and (d) the due issuance of such Guarantees, the execution and delivery by the Québec Guarantor of such Indenture and such Guarantees, and the performance by the Québec Guarantor of its obligations thereunder, and the consummation of the Debt Securities offering will not, as applicable, contravene any provision of Québec law or the provisions of the Partnership Agreements and the declaration of registration, as amended, of the Québec Guarantor or any agreement or other instrument binding upon the Québec Guarantor.

This opinion is for the benefit of its addressees in connection with the filing of the Registration
Statement, and we hereby consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference to our name in the Prospectus included in the Registration
Statement. In giving the consent, we do not admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated under it.

Yours very truly,

/s/ GOWLING WLG (CANADA) LLP

GOWLING WLG (CANADA) LLP